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                                                                   EXHIBIT 10


INDEPENDENT AUDITORS' CONSENT



Merrill Lynch Global Value Fund, Inc.:



We consent to the incorporation by reference in this Post-Effective Amendment No. 4 to Registration Statement No. 333-1663 of our report dated February
22, 1999 appearing in the annual report to shareholders of Merrill Lynch Global Value Fund, Inc. for the year ended December 31, 1998, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.


/s/  Deloitte & Touche LLP

Deloitte & Touche LLP
Princeton, New Jersey
April 26, 1999